Exhibit 99.1
FOR IMMEDIATE RELEASE

Investors contact:	Media contact:
Linda Snyder	Alan Bernheimer
408/588-8405	408/496-7467
Linda_snyder@hyperion.com	Alan_bernheimer@hyperion.com
HYPERION REPORTS RECORD FOURTH QUARTER
AND FISCAL 2006 FINANCIAL RESULTS
Company Delivers 22% License Revenue Growth & Best Quarter/Fiscal Year Ever
SANTA CLARA, Calif., July 20, 2006 – Hyperion Solutions (Nasdaq: HYSL), the global leader in Business Performance Management software, today announced record financial results for its fourth quarter and fiscal year ended June 30, 2006.
     Total revenues for the quarter increased 18% to a record $223.9 million, compared to $189.0 million for the same period a year ago. Software license revenue increased 22% to a record $95.8 million, compared to $78.8 million for the same period a year ago, while maintenance and services revenue grew 16% to a record $128.1 million, compared to $110.2 million in the year-ago period.
     The company’s fourth quarter net income, as reported in accordance with U.S. generally accepted accounting principles (GAAP), was $18.3 million, or $0.31 per diluted share, compared to net income of $20.7 million, or $0.33 per diluted share, for the fourth quarter of fiscal 2005. Fiscal 2006 results reflect the impact of equity-based compensation as required by SFAS 123R, which was not included in fiscal 2005 results.
     Fourth quarter non-GAAP net income increased 27% year-over-year to a record $28.9 million, or $0.48 per diluted share, excluding the impact of charges associated with the acquisition of Upstream Software, net of related tax, for the deferred revenue write-down and the amortization of purchased intangible assets; restructuring charges; and SFAS 123R equity-based compensation. These results compare to non-GAAP net income of $22.8 million, or $0.37 per diluted share, for the fourth quarter of fiscal 2005.
     Hyperion’s balance sheet reflects cash and short-term investments totaling $437.3 million at June 30, 2006. This compares to $445.8 million in cash and short-term investments at March 31, 2006. Cash flow from operations for the quarter was $60.1 million. The company used cash of $35.4 million to repurchase stock during the quarter, as part of a $100 million stock repurchase program announced in April 2006. Days sales outstanding (DSO) improved seven days sequentially to 73 days.

Hyperion Reports Q4 FY06 Results	p.2
     Total revenues for the fiscal year ended June 30, 2006 increased 9% to a record $765.2 million, compared to $702.6 million for fiscal year 2005. License revenues increased 8% to $295.1 million for fiscal year 2006, compared to $273.4 million for fiscal 2005. GAAP net income for fiscal year 2006 was $63.1 million, or $1.04 per diluted share, compared to net income of $66.7 million, or $1.08 per diluted share, for fiscal year 2005. Non-GAAP net income for fiscal year 2006 increased 20% to a record $93.8 million, or $1.55 per diluted share, compared to $78.4 million, or $1.27 per diluted share, for fiscal year 2005. The non-GAAP results exclude equity-based compensation, restructuring charges, and the impact of charges, net of related tax, associated with Hyperion’s acquisition of Brio Software and Upstream Software including the amortization of purchased intangible assets and deferred revenue write-downs.
     “We delivered our best quarter and fiscal year in Hyperion’s history,” said Godfrey R. Sullivan, Hyperion’s president and chief executive officer. “We generated strong growth in all geographies and across all product areas, and achieved record results for revenues, non-GAAP operating margins, and non-GAAP net income for both the fourth quarter and fiscal year. Hyperion System 9 is a tremendous success. Its widespread customer adoption generated more than 75% of our fourth quarter license revenue, drove 22% year-over-year license revenue growth, and accounted for the majority of the record 43 transactions greater than $500,000 we closed during the quarter. Additionally, we’re pleased with the level of customer interest in Hyperion Financial Data Quality Management, the product we recently acquired from UpStream Software. Given the strength of our results, we will continue to invest in sales, marketing, and engineering capacity to take advantage of our momentum.
     “Hyperion is the management system for the global enterprise,” Sullivan continued. “The success Hyperion has achieved demonstrates that we’re building the strongest brand in the business performance management market.”
Business Outlook for Q1 FY07
     Hyperion also reported today its outlook for the first quarter of fiscal year 2007. On a GAAP basis, the company currently expects total revenues in the range of $188 million to $193 million and diluted earnings per share in the range of $0.20 to $0.25. This outlook assumes an effective tax rate of 39.8%, and diluted shares outstanding of 58.9 million.
     Excluding the impact of the amortization of purchased intangible assets, equity-based compensation expense, restructuring costs, and deferred maintenance revenue adjustments, the company expects diluted earnings per share on a non-GAAP basis for the first quarter in the range of $0.34 to $0.39, and a non-GAAP effective tax rate of 37.9%.

Hyperion Reports Q4 FY06 Results	p.3
Reconciliation of GAAP to Non-GAAP Diluted Earnings per Share for Q1 FY07 Business Outlook

Projected Q1 FY07 GAAP Diluted Earnings per Share	$0.20 – $0.25

Plus:

Deferred Maintenance	0.01
Amortization of purchased intangible assets	0.05
Equity-based compensation expense	0.14
Less: Income tax effect of non-GAAP adjustments	(0.06)

Projected Q1 FY07 Non-GAAP Diluted Earnings per Share	$0.34 - $0.39

Business Outlook for FY07
     Hyperion also reported its outlook for fiscal year 2007. On a GAAP basis, the company currently expects total revenues of approximately $825 million, operating margins of approximately 12%, and diluted earnings per share in the range of $1.09 to $1.17. This outlook assumes an effective tax rate of 39.8% and diluted shares outstanding of 60.4 million.
     Excluding the impact of the amortization of purchased intangible assets, equity-based compensation expense, restructuring costs, and deferred maintenance revenue adjustments, the company expects non-GAAP operating margins of approximately 18% and diluted earnings per share on a non-GAAP basis for the fiscal year in the range of $1.62 to $1.70, and a non-GAAP effective tax rate of 37.7%.
Reconciliation of GAAP to Non-GAAP Diluted Earnings per Share for FY07 Business Outlook

Projected FY07 GAAP Diluted Earnings per Share	$1.09 – $1.17

Plus:

Deferred Maintenance	0.02
Amortization of purchased intangible assets	0.20
Equity-based compensation expense	0.57
Less: Income tax effect of non-GAAP adjustments	(0.26)

Projected FY07 Non-GAAP Diluted Earnings per Share	$1.62 – $1.70

A reconciliation of our historical non-GAAP information as well as a discussion of information investors should consider when reviewing our non-GAAP information follows the attached financial statements.
Other Recent Developments
Other recent company developments include:
•	Won major customer contracts at Aleris International, Alticor, Inc., Amcor Limited (Australia), AT&T, Baker Hughes Incorporated, Freescale Semiconductor, Inc., Freudenberg & Co. KG (Germany), Global Hyatt, H-E-B Company, Halliburton, Hallmark Cards, Inc., Hapag-Lloyd (Germany), Mittal Steel Company NV (Netherlands), Pall Corporation, Parmalat SpA (Italy), PT HM Sampoerna (Indonesia), Stewart Information Services Corporation, and Univar N.V.
•	Completed the acquisition of UpStream Software and introduced Hyperion System 9 Financial Data Quality Management, the industry’s first packaged solution for finance users to develop standardized financial data management processes with a Web-based guided workflow user interface.
•	Together with Microsoft, announced plans to integrate the companies’ respective business intelligence (BI) solutions and improve interoperability between Hyperion System 9 BI+ and Microsoft® SQL Server™ 2005 technologies.
•	Leading industry magazine Treasury & Risk Management named John L. Kopcke, Hyperion’s chief technology officer, one of the 100 most influential people in finance in its annual list of finance luminaries.
Conference Call and Webcast
     Hyperion’s executive management will host a conference call at 5:00 p.m. ET today to discuss these financial results. The conference call and slide presentation will be webcast live with access from the Investor Relations section of the Hyperion Web site at www.hyperion.com. A replay of the webcast will also be available from the company’s Web site.

Hyperion Reports Q4 FY06 Results	p.4
About Hyperion
Hyperion Solutions Corporation is the global leader in Business Performance Management software. More than 12,000 customers rely on Hyperion software to provide visibility into how their businesses are performing and to help them plan and model to improve that performance. Using Hyperion software, customers collect data, organize and analyze it, then communicate it across the enterprise. Hyperion offers the industry’s only Business Performance Management solution that integrates financial management applications with a business intelligence platform into a single system.
Named one of the FORTUNE 100 Best Companies to Work For (2004), Hyperion serves global customers in 45 countries. A network of more than 600 partners provides the company’s innovative and specialized solutions and services. Hyperion generated revenues of $765 million for the fiscal year that ended June 30, 2006 and is traded under the Nasdaq symbol HYSL. For more information, please visit www.hyperion.com.
Forward-Looking Statements
Statements in this press release relating to the future, including those related to (1) our “Business Outlook,” (2) our future business opportunities and (3) our efforts to build the strongest brand in the performance management market, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as, “may,” “will,” “should,” “potential,” “estimated,” “projects,” “anticipate,” “plans,” “expects,” “believes” and similar expressions. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, our failure to successfully drive increases in software license revenue (by both increasing sales of newer products and limiting fall off of older product revenue), significant product quality problems, failure to successfully drive partner revenue, lower than expected customer adoption rates for System 9, significant strengthening of the dollar against key European currencies, the impact of competitive products and pricing, a decline in customer demand and technological shifts. For a more detailed discussion of factors that could affect the company’s performance and cause actual results to differ materially from those anticipated in the forward-looking statements, interested parties should review the company’s filings with the Securities and Exchange Commission, including the reports on Forms 10-K and 10-Q filed on August 31, 2005, and May 10, 2006, respectively. The company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.
# # #

Hyperion Reports Q4 FY06 Results	p.5
Hyperion Solutions Corporation
Non-GAAP Results
(In thousands except for per share data and percentages)
The following table reflects Hyperion’s non-GAAP results reconciled to GAAP results as included in this release.

	Three Months Ended		Twelve Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005

GAAP Net Income	$18,278	$20,705	$63,092	$66,679

Plus:
Amortization of purchased intangible assets	2,817	2,408	10,041	8,922
Equity-based compensation expense	9,147	930	31,103	2,810
Restructuring costs (credits)	3,775	(187)	4,319	6,048
Deferred maintenance revenue adjustment	417	—	417	194
Less: Income tax effect of non-GAAP adjustments	(5,549)	(1,103)	(15,157)	(6,291)

Non-GAAP Net Income	$28,885	$22,753	$93,815	$78,362

GAAP Operating Income	$25,447	$29,166	$87,019	$94,791
GAAP Operating Margin Percentage	11.4%	15.4%	11.4%	13.5%
Non-GAAP Operating Income	$41,603	$32,317	$132,899	$112,765
Non-GAAP Operating Margin Percentage	18.5%	17.1%	17.4%	16.0%
Non-GAAP operating income excludes the impact of charges for the amortization of purchased intangible assets, equity-based compensation, restructuring costs, and deferred maintenance revenue adjustments.

	Three Months Ended		Twelve Months Ended
	June 30,	June 30,	June 30,	June 30,
Diluted net income per share:	2006	2005	2006	2005
GAAP net income per share	$0.31	$0.33	$1.04	$1.08
Plus:
Amortization of purchased intangible assets	0.04	0.04	0.17	0.14
Equity-based compensation expense	0.15	0.02	0.51	0.05
Restructuring costs (credits)	0.06	—	0.07	0.10
Deferred maintenance revenue adjustment	0.01	—	0.01	—
Less: Income tax effect of non-GAAP adjustments	(0.09)	(0.02)	(0.25)	(0.10)

Non-GAAP Net Income per share	$0.48	$0.37	$1.55	$1.27

Shares used in computing diluted net income per share	59,572	62,222	60,484	61,886
Non-GAAP Financial Information
     The non-GAAP information included in this press release is not prepared in accordance with GAAP because it excludes the amortization of purchased intangible assets, equity-based compensation, restructuring costs, and deferred maintenance revenue adjustments. Management believes the presentation of this non-GAAP information may be useful to investors because the Company has

Hyperion Reports Q4 FY06 Results	p.6
historically provided this or similar information and understands that some investors find it helpful in analyzing the Company’s revenues and expenses and comparing them to the revenues and expenses of the Company’s competitors or others. Management uses this non-GAAP information, along with GAAP information, in evaluating the Company’s historical and projected revenues and expenses, primarily with a view to assessing ongoing revenues and expenses associated with specific, non-recurring transactions, as is the case with our deferred maintenance revenue adjustment, purchased intangible assets, and restructuring costs. Management uses the non-GAAP information relating to our equity-based compensation, along with GAAP information, to compare this specific non-cash expense with similar expenses of the Company’s competitors or others. Management does so, in part, because of the divergence of opinion as to the best accounting method of equity compensation, notwithstanding the recent adoption of FAS 123R.
     The non-GAAP information is not prepared in accordance with generally accepted accounting principles and may differ from the non-GAAP information used by other companies. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP information. In this regard, while the specific transactions causing the non-GAAP expenses are non-recurring, the Company in the future may effect other transactions, such as acquisitions or restructurings that will trigger similar expenses. Moreover, the Company expects in the future to incur additional equity-based compensation with the granting of additional equity compensation pursuant to FAS 123R and otherwise. For these reasons, our non-GAAP information may not be as useful to investors as the GAAP information also provided. A reconciliation of our non-GAAP information to our GAAP information appears following the heading “Business Outlook” above and after the financial statements for the historical periods noted above.

Hyperion Solutions Corporation
Consolidated Balance Sheets
(In thousands, except par value)

	June 30,	June 30,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$166,055	$170,740
Short-term investments	271,228	270,008
Accounts receivable, net of allowances of $10,370 and $10,053	180,384	141,045
Deferred tax assets	10,869	10,976
Prepaid expenses and other current assets	35,205	28,157

TOTAL CURRENT ASSETS	663,741	620,926

Property and equipment, net	76,221	74,911
Goodwill	157,208	137,898
Other intangible assets, net	38,525	29,811
Deferred tax assets	40,956	30,287
Other assets	5,669	5,603

TOTAL ASSETS	$982,320	$899,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$78,014	$56,657
Accrued employee compensation and benefits	68,243	53,298
Income taxes payable	47,009	32,703
Deferred revenue	171,142	140,772
Restructuring liabilities	6,943	7,276

TOTAL CURRENT LIABILITIES	371,351	290,706

Long-term restructuring liabilities and other	21,384	24,830

TOTAL LIABILITIES	392,735	315,536

Stockholders’ equity:
Preferred stock — $0.001 par value; 5,000 shares authorized; none issued	—	—
Common stock — $0.001 par value; 300,000 shares authorized; 58,301 and 60,153 shares issued and outstanding	58	60
Additional paid-in capital	534,716	489,137
Deferred stock-based compensation	—	(4,393)
Retained earnings	57,142	100,491
Accumulated other comprehensive loss	(2,331)	(1,395)

TOTAL STOCKHOLDERS’ EQUITY	589,585	583,900

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$982,320	$899,436

Hyperion Solutions Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
REVENUES
Software licenses	$95,797	$78,801	$295,117	$273,408
Maintenance and services	128,073	110,169	470,115	429,185

TOTAL REVENUES	223,870	188,970	765,232	702,593

COSTS AND EXPENSES
Cost of revenues:
Software licenses	4,854	4,640	17,802	16,136
Maintenance and services	50,854	40,562	174,868	158,272
Sales and marketing	88,448	69,650	294,670	255,182
Research and development	31,734	25,886	116,309	104,108
General and administrative	18,758	19,253	70,245	68,056
Restructuring charges (credits)	3,775	(187)	4,319	6,048

TOTAL COSTS AND EXPENSES	198,423	159,804	678,213	607,802

OPERATING INCOME	25,447	29,166	87,019	94,791

Interest and other income, net	2,247	2,688	11,765	7,791

INCOME BEFORE INCOME TAXES	27,694	31,854	98,784	102,582

Income tax provision	9,416	11,149	35,692	35,903

NET INCOME	$18,278	$20,705	$63,092	$66,679

Basic net income per share	$0.31	$0.34	$1.07	$1.12
Diluted net income per share	$0.31	$0.33	$1.04	$1.08

Shares used in computing basic net income per share	58,254	60,297	58,901	59,534
Shares used in computing diluted net income per share	59,572	62,222	60,484	61,886

Hyperion Solutions Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$63,092	$66,679
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) loss on sale of assets	(990)	80
Depreciation and amortization	33,878	34,460
Stock-based compensation	31,103	2,810
Provision for accounts receivable allowances	6,847	6,056
Deferred tax assets	(7,062)	841
Income tax benefit from exercise of stock options	—	11,229
Changes in operating assets and liabilities:
Accounts receivable	(43,659)	(13,703)
Prepaid expenses and other current assets	(5,717)	(527)
Other assets	894	1,416
Accounts payable and accrued liabilities	20,259	(8,213)
Accrued employee compensation and benefits	14,352	1,840
Income taxes payable	14,431	15,346
Deferred revenue	27,864	5,097
Restructuring liabilities	(341)	5,132
Long-term restructuring liabilities and other	(4,147)	2,146

Net cash provided by operating activities	150,804	130,689

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of available-for-sale investments	(343,120)	(509,314)
Proceeds from sales and maturities of investments	339,775	432,919
Purchases of property and equipment	(21,208)	(24,456)
Purchases of other intangible assets	(6,724)	(5,894)
Payments for acquisitions, net of cash acquired	(36,971)	(8,225)

Net cash used in investing activities	(68,248)	(114,970)

CASH FLOWS FROM FINANCING ACTIVITIES
Purchases of common stock	(144,856)	(84,036)
Proceeds from issuance of common stock	48,071	67,569
Income tax benefit from exercise of stock options	9,234	—

Net cash used in financing activities	(87,551)	(16,467)

Effect of exchange rate on cash and cash equivalents	310	(773)

DECREASE IN CASH AND CASH EQUIVALENTS	(4,685)	(1,521)
Cash and cash equivalents at beginning of period	170,740	172,261

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$166,055	$170,740

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$211	$31
Cash paid for income taxes	$16,875	$8,733

Hyperion Solutions Corporation
Supplemental Financial Data
($ in thousands)
(Unaudited)

	Fiscal 2005								Fiscal 2006								% Change	% Change
	Q1		Q2		Q3		Q4		Q1		Q2		Q3		Q4		over Q3 06	over Q4 05
Revenue Analysis
Software License Revenue	$57,424	36%	$68,524	39%	$68,659	39%	$78,801	42%	$60,524	35%	$74,445	40%	$64,351	35%	$95,797	43%	49%	22%
Maintenance and Services Revenue:
Maintenance Revenue	71,430	45%	75,183	42%	75,232	42%	77,248	41%	77,940	46%	81,396	44%	83,499	45%	85,983	38%	3%	11%
Consulting and Training Revenue	30,684	19%	33,271	19%	33,216	19%	32,921	17%	31,761	19%	29,653	16%	37,793	20%	42,090	19%	11%	28%

Total Maintenance and Services Revenue	102,114	64%	108,454	61%	108,448	61%	110,169	58%	109,701	65%	111,049	60%	121,292	65%	128,073	57%	6%	16%

Total Revenue	$159,538	100%	$176,978	100%	$177,107	100%	$188,970	100%	$170,225	100%	$185,494	100%	$185,643	100%	$223,870	100%	21%	18%

Revenue by Geography
Americas	$97,085	61%	$106,652	60%	$105,816	60%	$119,046	63%	$108,034	63%	$111,368	60%	$113,857	61%	$143,244	64%	26%	20%
EMEA	52,328	33%	57,910	33%	59,114	33%	57,030	30%	49,332	29%	59,456	32%	58,436	32%	66,144	30%	13%	16%
APAC	10,125	6%	12,416	7%	12,177	7%	12,894	7%	12,859	8%	14,670	8%	13,350	7%	14,482	6%	8%	12%

Total Revenue	$159,538	100%	$176,978	100%	$177,107	100%	$188,970	100%	$170,225	100%	$185,494	100%	$185,643	100%	$223,870	100%	21%	18%

Software License Revenue by Geography
Americas	$29,510	51%	$37,498	55%	$35,981	53%	$47,514	60%	$36,407	60%	$40,683	55%	$35,498	55%	$60,210	63%	70%	27%
EMEA	23,435	41%	25,018	36%	26,919	39%	25,195	32%	18,537	31%	25,891	35%	22,254	35%	27,999	29%	26%	11%
APAC	4,479	8%	6,008	9%	5,759	8%	6,092	8%	5,580	9%	7,871	10%	6,599	10%	7,588	8%	15%	25%

Total Software License Revenue	$57,424	100%	$68,524	100%	$68,659	100%	$78,801	100%	$60,524	100%	$74,445	100%	$64,351	100%	$95,797	100%	49%	22%

Software License Revenue by Channel
Direct	$41,930	73%	$50,978	74%	$46,237	67%	$63,256	80%	$44,293	73%	$57,960	78%	$49,946	78%	$78,504	82%	57%	24%
Indirect	15,494	27%	17,546	26%	22,422	33%	15,545	20%	16,231	27%	16,485	22%	14,405	22%	17,293	18%	20%	11%

Total Software License Revenue	$57,424	100%	$68,524	100%	$68,659	100%	$78,801	100%	$60,524	100%	$74,445	100%	$64,351	100%	$95,797	100%	49%	22%

Transaction and Customer Information
Average Selling Price	$110		$119		$115		$131		$121		$118		$119		$148		24%	13%
Number of Software Transactions > $500	15		18		18		19		15		21		18		43		139%	126%
Number of New Customers	274		282		314		354		310		292		289		285		-1%	-19%
Percentage of License Revenue from New Customers	36%		26%		29%		26%		27%		20%		26%		17%		-35%	-35%

Selected Balance Sheet and Cash Flow Information
Cash, Cash Equivalents and Short-Term Investments	$362,551		$404,981		$426,726		$440,748		$436,468		$425,368		$445,824		$437,283		-2%	-1%
Cash Flow from Operations	$30,320		$29,659		$29,281		$41,429		$36,395		$5,376		$48,887		$60,146		23%	45%
Repurchases of Common Stock	$35,183		$2,287		$15,078		$31,488		$45,860		$34,221		$29,329		$35,446		21%	13%
Days Sales Outstanding	63		68		73		67		63		70		80		73		-9%	9%

Headcount
Quota-Carrying Sales Representatives (A)	305		297		312		312		314		324		336		349		4%	12%
Americas Headcount	1,704	69%	1,702	68%	1,746	68%	1,760	68%	1,745	67%	1,752	67%	1,777	67%	1,836	67%	3%	4%
EMEA Headcount	572	23%	589	24%	603	24%	616	24%	632	24%	633	24%	653	25%	673	25%	3%	9%
APAC Headcount	209	8%	205	8%	212	8%	210	8%	212	9%	217	9%	224	8%	211	8%	-6%	0%

Total Company Headcount	2,485	100%	2,496	100%	2,561	100%	2,586	100%	2,589	100%	2,602	100%	2,654	100%	2,720	100%	2%	5%

(A)	All quarters have been adjusted to include EMEA telesales reps.